BAKER HUGHES INCORPORATED
STOCK OPTION AGREEMENT

GRANT OF OPTION
The Compensation Committee of the Board of Directors of Baker Hughes Incorporated, a Delaware corporation (the “Company”), pursuant to the Baker Hughes Incorporated 2002 Director & Officer Long-Term Incentive Plan (the “Plan”), hereby grants to you, the above-named Participant, effective as of the Grant Date set forth above (the “Grant Date”), an incentive stock option (the “Option”) to purchase the number of shares of the Company’s $1.00 par value per share common stock at the exercise price set forth above for each share subject to this Option, subject to adjustment as provided in the Plan. The Option is exercisable in installments in accordance with the Vesting Schedule set forth above with the exercise price payable at the time of exercise. To the extent not exercised, installments will be cumulative and may be exercised in whole or in part until the Option terminates.
By your acceptance of the Option, you agree that the Option is granted under, governed by and subject to the terms of the Plan, this Stock Option Agreement and the Terms and Conditions of Option Agreements. The shares of Common Stock (the “shares”) that may be issued under this Plan are registered with the Securities and Exchange Commission (“SEC”) under a Registration Statement on Form S-8.  A Prospectus describing the Plan and the shares and the Terms and Conditions can be found on the Baker Hughes Direct website at www.bakerhughesdirect.com. You may obtain a copy of the Plan Prospectus by requesting it from the Company.
BAKER HUGHES INCORPORATED

Martin S. Craighead
Chairman and Chief Executive Officer

BAKER HUGHES INCORPORATED
TERMS AND CONDITIONS
OF
OPTION AGREEMENTS

These Terms and Conditions are applicable to an option (the “Option”) granted pursuant to the Baker Hughes Incorporated 2002 Director & Officer Long-Term Incentive Plan (the “Plan”) and are incorporated as part of the Stock Option Agreement setting forth the terms of such Option (the “Agreement”).

1.
TERMINATION OF EMPLOYMENT. The following provisions will apply in the event your employment with the Company and all Affiliates of the Company (collectively, the “Company Group”) terminates (a “Termination of Employment”) or a Change in Control of the Company occurs before the Expiration Date set forth in the Agreement:

1.1    Termination Generally. If you incur a Termination of Employment before the Expiration Date for any reason other than one of the reasons described in Sections 1.2 through 1.6 below, all of your rights in the Option will terminate and become null and void on the earlier of the Expiration Date or three years after the date of your Termination of Employment. In the event you incur a Termination of Employment for any reason, the Option will not continue to vest after such Termination of Employment.
1.2    Termination for Cause. If you incur a Termination of Employment by the Company Group for Cause and such Termination of Employment occurs (i) prior to a Change in Control that occurs after the Grant Date or (ii) after the second anniversary of a Change in Control that occurs after the Grant Date, all of your rights in the Option will terminate and become null and void on the earlier of the Expiration Date or the date your employment with the Company Group terminates for Cause. Termination for Cause includes (without limitation) fraud, theft, embezzlement committed against the Company Group or a customer of the Company Group or any of its affiliated companies, or for conflict of interest, unethical conduct, dishonesty affecting the assets, properties or business of the Company Group, willful misconduct, or continued material dereliction of duties.
1.3    Divestiture of Business Unit. If the Company Group divests its ownership of a business unit of the Company or one or more subsidiaries (a “Unit”) and your employment with the Company Group terminates in connection with such Divestiture (other than for Cause or death or due to your disability within the meaning of Section 1.4), then your rights under the Option that have not then vested will vest on the effective date of the Divestiture of the business unit All of your rights in the Option will terminate and become null and void on the earlier of the Expiration Date or three (3) years after the date of your Termination of Employment. For purposes of these Terms and Conditions, a “Divestiture” includes the disposition of a Unit to an entity that the Company does not consolidate in its financial statements, whether the disposition is structured as a sale or transfer of stock, a merger, a consolidation or a sale or transfer of assets, or a combination thereof, provided that a “Divestiture” will not include a disposition that constitutes a Change in Control.
1.4    Retirement or Disability. If you incur a Termination of Employment due to your Retirement or disability, then your rights under the Option that have not then vested will vest on the effective date of your Retirement or Termination of Employment due to disability. All of your rights in the Option will terminate and become null and void on the earlier of the Expiration Date or five (5) years after the date of your Termination of Employment as a result of Retirement or a disability. For purposes of this Section 1.4, the term “Retirement” means the voluntary termination of your employment relationship with the Company Group on or after the date on which you are at least 55 years of age (not rounded up) and you have completed at least ten whole years of service with the Company Group (not rounded up). For purposes of this Section 1.4, you will not be treated as having incurred a Termination of Employment due to Retirement if your employment is terminated by a member of the Company Group for Cause (within the meaning of Section 1.2). For purposes of these Terms and Conditions, the term “Retirement” means your Termination of Employment on or after the date on which the you have both (A) attained the age of at least 55 whole (not rounded up) years and (B) completed at least ten whole (not rounded up) Years of Service. For purposes of these Terms and Conditions, you will not be treated as having incurred a Termination of Employment due to Retirement if his employment is terminated by a member of the Company Group for Cause (within the meaning of Section 1.2). For purposes of these Terms and Conditions, “Years of Service” means your years of service credited for vesting service purposes under either of the Baker Hughes Incorporated Thrift Plan or the Baker Hughes International Retirement Plan in which you are eligible to participate. If you are eligible to participate in neither of such retirement plans, Years of Service” means the years of service for which you would be credited for vesting purposes under the Baker Hughes Incorporated Thrift Plan if you were eligible to participate in that plan. For purposes of this Section 1.4, you will incur a “disability” if you qualify for long-term disability benefits under a long-term disability program sponsored by the Company or an Affiliate. Note that if you exercise an incentive stock option more than three months after the date of your Termination of Employment, you may not be entitled to certain favorable federal income tax treatment applicable to incentive stock options.
1.5    Death. If you incur a Termination of Employment due to your death, then your rights under the Option that have not then vested will vest on the date of your death. All rights in the Option will terminate and become null and void on the earlier of the Expiration Date or one year after the date of your death. After your death, his or her executors, administrators or any person or persons to whom the Option may be transferred by will or by the laws of descent and distribution, will have the right, at any time prior to the termination of the Option to exercise the Option.
1.6    Change in Control. If a Change in Control of the Company occurs on or before the third anniversary of the date of grant of the Option and you do not incur a Termination of Employment before the date the Change in Control of the Company occurs, then the Option will become fully exercisable on the date the Change in Control of the Company occurs. If you incur a Termination of Employment by the Company Group with or without Cause and such Termination of Employment occurs on the date of a Change in Control or within two years following a Change in Control that occurs after the Grant Date, all of your rights in the Option will terminate and become null and void on the earlier of the Expiration Date or the date thirty (30) days after your Termination of Employment for Cause.

2.
PROHIBITED ACTIVITY. Notwithstanding any other provision of these Terms and Conditions or the Agreement, if you engage in a “Prohibited Activity,” as described below, while employed by one or more members of the Company Group, or within two years after the date your employment with the Company Group terminates, then your right to receive payment under the Agreement, to the extent still outstanding at that time, will be completely forfeited. A “Prohibited Activity” will be deemed to have occurred, as determined by the Committee in its sole and absolute discretion, if you (i) divulge any non-public, confidential or proprietary information of the Company Group, but excluding information that (a) becomes generally available to the public other than as a result of your public use, disclosure, or fault, or (b) becomes available to you on a non-confidential basis after your employment termination date from a source other than a member of the Company Group prior to the public use or disclosure by you, provided that such source is not bound by a confidentiality agreement or otherwise prohibited from transmitting the information by a contractual, legal or fiduciary obligation, or (ii) directly or indirectly, consult with or become affiliated with, conducts, participate or engage in, or becomes employed by, any business that is competitive with the business of any member of the Company Group, wherever from time to time conducted throughout the world, including situations where you solicit or participate in or assist in any way in the solicitation or recruitment, directly or indirectly, of any employees of any member of the Company Group.

3.	CASHLESS EXERCISE. Cashless exercise, in accordance with the terms of the Plan, will be available to you for the shares subject to the Option.

4.
TAXES AND TAX WITHHOLDING. You should consult with your tax advisor concerning the tax consequences of exercising your Option. To the extent that the receipt of the Option or the Agreement, the vesting of the Option or the exercise of the Option results in income to you for federal, state or local income, employment or other tax purposes with respect to which the Company Group has a withholding obligation, you will deliver to the Company at the time of such receipt, vesting or exercise, as the case may be, such amount of money as the Company Group may require to meet its obligation under applicable tax laws or regulations, and, if you fail to do so, the Company Group is authorized to withhold from the shares subject to the Option or from any cash or stock remuneration then or thereafter payable to you any tax required to be withheld by reason of such taxable income, including (without limitation) shares subject to the Option sufficient to satisfy the withholding obligation based on the last per share sales price of the common stock of the Company for the trading day immediately preceding the date that the withholding obligation arises, as reported in the New York Stock Exchange Composite Transactions.

5.
NONTRANSFERABILITY. Except as specified in these Terms and Conditions, the Option and the Agreement are not transferable or assignable by you other than by will or the laws of descent and distribution, and will be exercisable during your lifetime only by you.

6.
CAPITAL ADJUSTMENTS AND REORGANIZATIONS. The existence of the Option will not affect in any way the right or power of the Company or any company the stock of which is issued pursuant to the Agreement to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding.

7.
EMPLOYMENT RELATIONSHIP. For purposes of the Agreement, you will be considered to be in the employment of the Company Group as long as you have an employment relationship with the Company Group. The Committee will determine any questions as to whether and when there has been a termination of such employment relationship, and the cause of such termination, under the Plan and the Committee’s determination will be final and binding on all persons.

8.
NO RIGHTS AS A STOCKHOLDER. You will not have any rights as a stockholder of the Company with respect to any shares covered by the Option until the date of the issuance of the stock certificate or certificates to you for such shares following exercise of the Option pursuant to the Agreement and the Terms and Conditions and payment for the shares. No adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate or certificates are issued.

9.
NOT AN EMPLOYMENT AGREEMENT. The Agreement is not an employment agreement, and no provision of the Agreement will be construed or interpreted to create an employment relationship between you and the Company or any of its Affiliates or guarantee the right to remain employed by the Company or any of its Affiliates for any specified term.

10.
SECURITIES ACT LEGEND. If you are an officer or affiliate of the Company under the Securities Act of 1933, you consent to the placing on any certificate for the Shares of an appropriate legend restricting resale or other transfer of the Shares except in accordance with such Act and all applicable rules thereunder.

11.
LIMIT OF LIABILITY. Under no circumstances will the Company Group be liable for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company’s role as Plan sponsor.

12.
DATA PRIVACY. The Company’s Human Resources Department in Houston, Texas (U.S.A.) administers and maintains the data regarding the Plan, the awardees and the stock options granted to awardees for all employees in the Company Group worldwide.

The data administered and maintained by the Company includes information that may be considered personal data, including the name of the awardee, the award granted and the number of shares of stock subject to any stock option award (“Employee Personal Data”). From time to time during the course of your employment in the Company Group, the Company may transfer certain of your Employee Personal Data to Affiliates as necessary for the purpose of implementation, administration and management of your participation in the Plan (the “Purposes”), and the Company and its Affiliates may each further transfer your Employee Personal Data to any third parties assisting the Company in the implementation, administration and management of the Plan (collectively, “Data Recipients”). The countries to which your Employee Personal Data may be transferred may have data protection standards that are different than those in your home country and that offer a level of data protection that is less than that in your home country.
In accepting the award of the stock option set forth in the Agreement, you hereby expressly acknowledge that you understand that from time to time during the course of your employment in the Company Group the

Company may transfer your Employee Personal Data to Data Recipients for the Purposes. You further acknowledge that you understand that the countries to which your Employee Personal Data may be transferred may have data protection standards that are different than those in your home country and that offer a level of data protection that is less than that in your home country.
Further, in accepting the award of the stock option set forth in the Agreement, you hereby expressly affirm that you do not object, and you hereby expressly consent, to the transfer of your Employee Personal Data by the Company to Data Recipients for the Purposes from time to time during the course of your employment in the Company Group.

13.
RECOUPMENTS. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under applicable securities laws, if you are then a current or former executive officer of the Company you will forfeit and must repay to the Company any compensation awarded under the Agreement to the extent specified in any of the Company’s compensation recoupment policies established or amended (now or in the future) in compliance with the rules and standards of the Securities and Exchange Commission Committee under or in connection with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. Further, if the Company is required to prepare an accounting restatement due in whole or in part to your misconduct, you will forfeit and must repay to the Company any compensation awarded under the Agreement to the extent required by the Board of Directors of the Company in accordance with the terms of the Company’s compensation recoupment policy as in effect on January 23, 2014.

14.
OTHER AGREEMENTS. Nothing in these Terms and Conditions is intended to reduce the Company’s protections or your obligations under (1) any other agreement between you and the Company or any other member of the Company Group, (2) the common law, or (3) any applicable state, federal or foreign statute.

15.
GOVERNING LAW AND VENUE. The Plan, these Terms and Conditions and the award of the stock option set forth in the Agreement shall be governed by the laws of the State of Texas, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan, these Terms and Conditions and the award of the Option to the substantive law of another jurisdiction. In accepting the award of the Option you are deemed to agree to submit to the exclusive jurisdiction and venue of the federal or state courts of Harris County, Texas, to resolve any and all issues that may arise out of or relate to the Plan, these Terms and Conditions and the award of the Option.

16.
SEVERABILITY AND BLUE PENCILING. If any single Section or clause of these Terms and Conditions should be found unenforceable, it shall be severed and the remaining Sections and clauses of these Terms and Conditions shall be enforced in accordance with the intent of these Terms and Conditions. If any particular provision of these Terms and Conditions shall be adjudicated to be invalid or unenforceable, the Company and you specifically authorize the court making such determination to edit the invalid or unenforceable provision to allow these Terms and Conditions, and the provisions thereof, to be valid and enforceable to the fullest extent allowed by law or public policy.

17.
MISCELLANEOUS. The Agreement and the Option are awarded pursuant to and are subject to all of the provisions of the Plan, which are incorporated by reference herein, including all amendments to the Plan, if any. In the event of a conflict between these Terms and Conditions and the Plan provisions, the Plan provisions will control. The terms “you” and “your” refer to the Participant named in the Agreement. Capitalized terms that are not defined herein will have the meanings ascribed to such terms in the Plan or the Agreement. The Company’s rights under these Terms and Conditions and the Agreement may be assigned by the Company.

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